Exhibit 99.8
Polymetal International Same assets, better company 30 September 2011 International plc

Disclaimer THIS PRESENTATION RELATES TO AN INSTITUTIONAL SHARE SWAP FACILITY (“ISSF”). IT DOES NOT HAVE ANY LEGAL EFFECT OR CREATE ANY LEGAL RELATIONS. THE TERMS OF THE ISSF ARE SET OUT IN AN OFFER DOCUMENT AND FORMS OF ACCEPTANCE AND ANY DECISION IN RELATION TO THE ISSF SHOULD BE MADE SOLELY ON THE BASIS OF THOSE DOCUMENTS AND AN ADDITIONAL INFORMATION DOCUMENT AVAILABLE ON THE WEBSITE OF JSC POLYMETAL No reliance should be placed on, the accuracy, completeness or correctness of the information or the opinions contained in this Document for any purposes whatsoever. None of Polymetal International Plc, PMTL Holding Limited or JSC Polymetal or any of their directors, officers, employees, affiliates, advisors or representatives accepts any liability whatsoever (in negligence or otherwise) for any loss howsoever arising from any use of this Document or its contents. Accordingly, no representation, warranty or undertaking, express or implied, is made or given by or on behalf of any such person as to the accuracy, completeness or correctness of the information or the opinions contained in this Document. No part of this Document, nor the fact of its distribution, should for the basis of, or be relied o in connection with, any contract or commitment or investment decision whatsoever. Confidential — not to be distributed further by the recipient. This announcement contains “forward looking” statements, beliefs or opinions, including statements with respect to the business, financial condition, results of operations and plans of NewCo. These forward looking statements involve known and unknown risks and uncertainties, many of which are beyond NewCo’s control and all of which are based on the current beliefs and expectations of the directors of NewCo (the “Directors”) about future events. Forward looking statements are sometimes identified by the use of forward looking terminology such as “believes”, “expects”, “may”, “will”, “could”, “should”, “shall”, “risk”, “intends”, “estimates”, “aims”, “plans”, “predicts”, “continues”, “assumes”, “positioned” or “anticipates” or the negative thereof, other variations thereon or comparable terminology or by discussions of strategy, plans, objectives, goals, future events or intentions. These forward looking statements include all matters that are not historical facts. Forward looking statements may and often do differ materially from actual results. They appear in a number of places throughout this announcement and include statements regarding the intentions, beliefs or current expectations of the Directors or NewCo with respect to future events and are subject to risks relating to future events and other risks, uncertainties and assumptions relating to NewCo’s business, concerning, amongst other things, the results of operations, financial condition, prospects, growth and strategies of NewCo and the industry in which it operates. These forward looking statements and other statements contained in this announcement regarding matters that are not historical facts involve predictions. No assurance can be given that such future results will be achieved; actual events or results may differ materially as a result of risks and uncertainties facing NewCo. Such risks and uncertainties could cause actual results to vary materially from the future results indicated, expressed or implied in such forward looking statements. The forward looking statements contained in this announcement speak only as of the date of this document. NewCo disclaims any obligation or undertaking to release publicly any updates or revisions to any forward looking statements contained in this document to reflect any change in its expectations or any change in events, conditions or circumstances on which such stat ements are based unless required to do so by applicable law, the Prospectus Rules, the Listing Rules or the Disclosure and Transparency Rules of the Financial Services Authority. This presentation is being made to all existing Polymetal Securityholders outside of the Russian Federation, Australia, Canada, Italy and Japan who, under the laws of their jurisdictions, are permitted to participate in the Institutional Share Swap Facility as provided for in this Document, and to certain existing Polymetal Securityholders inside the Russian Federation that are “qualified investors” or otherwise permitted to receive foreign securities under Russian Law. The Institutional Share Swap Facility is not for release, publication or distribution in whole or in part in the Russian Federation except as permitted by Russian law. This announcement and information contained herein do not contain or constitute an offer, or an invitation to make offers, sell, purchase, exchange or transfer any securities in the Russian Federation or to or for the benefit of any Russian person or any person in the Russian Federation, and do not constitute an advertisement of any securities in the Russian Federation and must not be passed on to third parties or otherwise be made publicly available in the Russian Federation. It and information contained in it are not intended to be and must not be publicly distributed in the Russian Federation. The securities referred to herein (other than JSC Polymetal’s shares) have not been and will not be admitted to “placement” and/or “public circulation” in the Russian Federation and may not be offered to any person in the Russian Federation except as permitted by Russian law. ANY PERSON RESIDENT, REGISTERED OR INCORPORATED IN THE RUSSIAN FEDERATION OR WHO HAS OBTAINED A COPY OF THIS DOCUMENT AT AN ADDRESS WITHIN THE RUSSIAN FEDERATION AND WHO IS NOT A “QUALIFIED INVESTOR” (AS DEFINED IN ARTICLE 51.2 OF THE RUSSIAN SECURITIES MARKET LAW) IS REQUIRED TO DISREGARD IT, SUBJECT TO CERTAIN EXCEPTIONS UNDER RUSSIAN LAW.

Disclaimer (cont’d) The Institutional Share Swap Facility does not constitute an offer to exchange or the solicitation of an offer to exchange securities in any circumstances in which such offer or solicitation is unlawful. The Institutional Share Swap Facility is not being made, directly or indirectly, to persons in jurisdictions in which the making of the Institutional Share Swap Facility or the distribution of this Document or the NewCo Shares would constitute a violation of the relevant laws of such jurisdiction. The distribution of this Document or the NewCo Shares in jurisdictions other than Jersey may be restricted by law. Therefore, persons into whose possession this Document comes should inform themselves about and observe any such restrictions. Any failure to comply with such restrictions may constitute a violation of the securities laws of any such jurisdiction. Each Eligible Polymetal Securityholder should consult at its own expense its own counsel, accountant and other advisors for legal, tax, business, financial and related advice regarding its acceptance of the Institutional Share Swap Facility. In particular Eligible Polymetal Securityholders should be aware that the exchange of Polymetal Securities pursuant to the Institutional Share Swap Facility will have certain tax consequences, and are urged to consult at their own expense with their tax advisors with respect to those consequences in considering the Institutional Share Swap Facility. UNITED STATES The NewCo Shares have not been and will not be registered under the Securities Act or the securities laws of any state of the U.S., and may not be offered, sold, delivered or transferred except pursuant to an available exemption from or in a transaction not subject to the registration requirements of the Securities Act and applicable U.S. state securities laws. NEITHER THE SEC NOR ANY U.S. STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OFFERED IN CONNECTION WITH THE INSTITUTIONAL SHARE SWAP FACILITY, PASSED UPON THE FAIRNESS OR MERITS OF THE INSTITUTIONAL SHARE SWAP FACILITY OR DETERMINED WHETHER THIS DOCUMENT OR THE ADDITIONAL INFORMATION DOCUMENT IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIME. The Institutional Share Swap Facility is made for the securities of a company incorporated outside the United States and is subject to disclosure requirements of a foreign country that are different from those of the United States. Some of the financial statements included in the Additional Information Document have been prepared in accordance with International Financial Reporting Standards, which are not comparable to US generally accepted accounting principles, as adopted by United States companies. It may be difficult for US holders of NewCo Shares to enforce their rights and any claim they may have arising under the US federal securities laws, since Polymetal International PLC is located in a foreign country, and some or all of its officers and directors may be residents of a foreign country. US holders of NewCo Shares may not be able to sue a foreign company or its officers or directors in a foreign court for violations of the US securities laws. It may be difficult to compel a company incorporated outside the United States and its affiliates to subject themselves to a US court’s judgment. US holders of Polymetal Securities should be aware that PMTL and its affiliates may purchase securities otherwise than under the Institutional Share Swap Facility, such as in open market or privately negotiated purchases. This Document and the ISSF are not being made available to residents of Connecticut, Illinois, Massachusets, Maryland or Oregon save to persons who are US State Exempt Institutional Investors. Accordingly this Document should not be sent to any resident of any such state who is not a US State Exempt Institutional Investor. RUSSIA THE INFORMATION CONTAINED IN THIS DOCUMENT IS ADDRESSED EXCL USIVELY TO ELIGIBLE POLYMETAL SECURITYHOLDERS, INCORPORATED AND REGISTERED, IF APPLICABLE, AND RESIDENT OUTSIDE OF THE RUSSIAN FEDERATION, UNLESS SUCH HOLDERS ARE INDIVIDUALS OR LEGAL ENTITIES THAT ARE “QUALIFIED INVESTORS” UNDER THE RUSSIAN SECURITIES MARKET LAW OR OTHERWISE PERMITTED TO RECEIVE NEWCO SHARES UNDER RUSSIAN LAW. NEITHER THIS DOCUMENT, THE INSTITUTIONAL SHARE SWAP FACILITY NOR ANY INFORMATION CONTAINED HEREIN CONSTITUTE A PUBLIC OFFER, AN ADVERTISEMENT OR AN OFFER OF SECURITIES TO AN UNLIMITED NUMBER OF PERSONS WITHIN OR OUTSIDE THE TERRITORY OF THE RUSSIAN FEDERATION, PURSUANT TO RUSSIAN LAW. UNITED KINGDOM This Document is only being distributed to and is only directed at (i) persons who are outside the United Kingdom or (ii) to investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or other persons to whom it may lawfully be communicated (all such persons together being referred to as “UK Relevant Persons”). The NewCo Shares are only being offered to, and any agreement to acquire such securities will be entered into only with, Eligible Polymetal Securityholders who are UK Relevant Persons. Any person who is not a UK Relevant Person should not act or rely on this Document or any of its contents. THIS PRESENTATION IS ONLY AVAILABLE TO PERSONS OUTSIDE THE UNITED STATES, RUSSIA AND THE UK WHO HAVE GIVEN CERTAIN WARRANTIES AND REPRESENTATIONS RELATING TO THEIR STATUS AS PERSONS WHI ARE ENTITLED TO RECEIVE THIS PRESENTATION

Transaction overview Polymetal International plc (“Polymetal International” or “NewCo”), a new corporate entity domiciled in Jersey, will seek to indirectly acquire substantially all of the shares of JSC Polymetal (“Polymetal” or “OldCo”) The acquisition to be affected through a series of offers to the existing shareholders of OldCo Polymetal International will also undertake an offering of its newly issued shares to institutional shareholders (the “Public Offering”) NewCo will have a premium listing with the UKLA with its shares admitted to trading on the Main Market of the London Stock Exchange and will be targeting inclusion into the FTSE 100 index

Final structure



Major shareholders(1)
Free Float
~50%
~50%
POLYMETAL
International (Jersey)
100%
PMTL Holding Ltd. (Cyprus)
85%+
JSC Polymetal (Russia)
Existing Asset Base of JSC Polymetal

- New holding structure put in place through the proposed transactions
- Same asset base
- Same management team
- New, strengthened Board of Directors

- Mirrors current structure of JSC Polymetal
- Following completion of the ISSF, NewCo intends to procure that OldCo seeks delisting of its shares from the MICEX and RTS and its GDRs from the LSE

(1) Major Shareholders comprise entities beneficially owned by ICT Group, PPF Group, Vitalbond and A&NN

POLYMETAL 4

Transaction structure:
From OldCo to NewCo

Institutional Share Swap Facility ("ISSF")

- NewCo makes an indirect offer for all shares and GDRs of OldCo[1,2]
- 1 NewCo share for 1 OldCo share or GDR
- Certain OldCo shareholders, including Major shareholders, (51.1%) and certain top management (0.8%) irrevocably committed to participate on the same terms
- 85% minimum acceptance condition[3]
- Offer conditional on admission of NewCo shares to trading on the LSE

Public Offering of NewCo

- Public Offering of NewCo shares on the LSE
- Expected size of US$500 million
- 100% primary offering
- Proceeds used to fund the MTO and retire debt
- Newly issued shares will be admitted to trading on the same day as the shares issued as part of the ISSF

Mandatory Tender Offer for OldCo ("MTO")

- Cash offer for remaining OldCo shares not tendered into the ISSF
- Regulated by Russian securities law
- Price determined inter alia based on historic OldCo trading on RTS and MICEX
- Offer made around end November
- Expected to close approximately 4 months following launch
- Squeeze out of remaining OldCo shares not tendered into the MTO[4]

POLYMETAL
International plc

- ✓ *Domiciled in Jersey*
- ✓ *Premium listing with the UKLA*
- ✓ *Targeted 50%+ free float*
- ✓ *Fully compliant with the UK Combined Governance Code*
- ✓ *Expected to be eligible for FTSE 100 membership*
- ✓ *Owner of 85%+ of OldCo[3]*
- ✓ *New dividend policy[5]*

(1) Offer open only to Eligible JSC Polymetal share and GDR holders - resident and/or located outside the Russian Federation, Australia, Canada, Italy and Japan and other jurisdictions in which the making and accepting the ISSF is not permitted by applicable legislation, and certain individuals and legal entities resident and/or incorporated in the Russian Federation provided they are "qualified investors" under the Russian Securities Market Law
(2) Offer made by PMTL Holdings Ltd, a wholly owned subsidiary of NewCo
(3) Condition of 85%+ can be waived at NewCo's discretion
(4) Subject to satisfaction of certain conditions
(5) See (1) and (2) on page 8 for more details

POLYMETAL 5

Key transaction dates

ISSF	• **Transaction announcement**	30 September
	• **ISSF open for acceptances**	30 September
	• **Deadline for accepting JSC Polymetal share and GDR holders**	3pm Moscow / Noon London, 21 October
	• **Final acceptances announced**	on or about 24 October
Public Offering	• **Q3 production results announced**	13 October
	• **Pathfinder Prospectus published**	on or about 14 October
	• **Issue price announced / Final Prospectus published**	28 October
Listing and Settlement	• **Conditional trading**	28 October – 1 November
	• **ISSF and Public Offering settlement and unconditional trading in NewCo shares**	2 November
MTO and Squeeze Out	• **Expected MTO launch**	on or about 23 November
	• **MTO acceptance period and settlement**	approx. 4 months following launch
	• **Squeeze Out**	expected to be announced following completion of the MTO

POLYMETAL
6

The new Board of Directors New, strengthened Board of Directors with independent non-executive Chairman and independent chairs of all Board committees Commitment to best practices of corporate governance — full compliance with UK Corporate Governance Code Independent Non-Executive Bobby Godsell Ex-CEO of AngloGold Ashanti Chairman of Nomination Committee Chairman Charles Balfour Ex-MD Durlacher plc, SVP NASDAQ Senior Independent Non-Executive Director Independent Jonathan Best Ex-CFO of AngloGold Ashanti Chairman of Audit Committee Non-Executive Directors — Gold of Remuneration Committee Leonard Homeniuk Ex President and CEO of Centerra Chairman Russell Skirrow Ex-Chairman Merrill Lynch Metals & Mining IB team Independent Non-Executive Director Executive Director Vitaly Nesis Chief Executive Officer Konstantin Yanakov Represents ICT Group Non- Independent Marina Gronberg Represents A&NN Group Directors Jean-Pascal Duvieusart Represents PPF Group

Transaction rationale

Key investment highlights

JSC Polymetal

- Geographically focused portfolio of stable, high grade operating assets
- Proven development and integration track record
- Attractive growth profile
- Significant exploration potential through areas with potential for precious metals discoveries
- Competent, motivated and loyal employees

Expected additional benefits

Polymetal International plc

- Stronger capital markets profile and access to funding
- Significantly improved trading and liquidity
- Likely inclusion into FTSE 100
- Access to a wider investor base
- Stronger acquisition currency
- New proposed dividend policy[1,2]
- Strengthened balance sheet
- Compliance with strict UK corporate governance rules

(1) Dividend policy targeting payout equal to 20% of net income for the previous financial year, provided that net debt to EBITDA ratio is not more than 1.75, for which purpose net debt will be as at the end of the previous financial year and adjusted EBITDA will be an annualised amount based on the financial results under IFRS for the last 6 months of the previous financial year

(2) For the financial year ending 31 December 2011, in the absence of unforeseen circumstances and subject to availability of sufficient distributable profits, Polymetal International intends to declare a total dividend of US$0.20 per share

POLYMETAL 8

Why accept ISSF?

Accept the ISSF	• Ownership in one of the best performing precious metals stocks in its peer group over the past 2 years[1] • Full exposure to attractive growth potential of Polymetal • Better liquidity and capital markets profile • Targeted FTSE-100 inclusion (subject to FTSE committee review with key conditions expected to be satisfied upon Admission) • Certainty of consideration: remaining shareholders will either hold securities with limited free float or exit via MTO • Exchange ratio set to prevent any value leakage to existing shareholders • Eligibility for the US$0.20 per share 2011 dividend and future Polymetal International dividends[2,3]
Sell out or wait for the MTO[4]	• No exposure to future capital appreciation • Limited liquidity of existing JSC Polymetal shares and GDRs • Expected exclusion from current major indices • Lengthy MTO period (up to 4 months) • Exposure to price and exchange rate risks associated with the MTO • Not eligible for Polymetal International dividends

(1) Based on Polymetal share price performance relative to a peer group consisting of Agnico-Eagle Mines, African Barrick Gold, Centerra, Centamin, Eldorado Gold, Fresnillo, Hochschild, IAMGold, Polyus Gold International, Petropavlovsk, Randgold Resources (see page 19 for further details)
(2) Dividend policy targeting payout equal to 20% of net income for the previous financial year, provided that net debt to EBITDA ratio is not more than 1.75, for which purpose net debt will be as at the end of the previous financial year and adjusted EBITDA will be an annualised amount based on the financial results under IFRS for the last 6 months of the previous financial year
(3) For the financial year ending 31 December 2011, in the absence of unforeseen circumstances and subject to availability of sufficient distributable profits, Polymetal International intends to declare a total dividend of US$0.20 per share
(4) Following completion of the ISSF, NewCo intends to procure that OldCo seeks delisting of its shares from the MICEX and RTS and its GDRs from the LSE

POLYMETAL 9

Instructions for accepting the ISSF

Instructions for JSC Polymetal Shareholders

If you are an eligible[1] holder of JSC Polymetal shares, in order to accept the Institutional Share Swap Facility, you must:

- Access ISSF documentation through the website: www.polymetalinternational.com

1) **Print out, complete and duly execute** (or instruct your intermediary to complete and duly execute on your behalf) the Share Form of Acceptance
2) **Email or fax (and then physically deliver)** the duly completed and executed Share Form of Acceptance, together with all required additional documentation[2], to ROST Corporate Project ("ROST CP")
   a) Physical delivery: 18/13 Stromynka Street, 107996 Moscow / Email: depo@rostcp.ru / Fax: + 7 (495) 980 9056
3) **Transfer** (or instruct the person holding your shares to transfer) your JSC Polymetal shares to the custody (depo) account of PMTL Holding Ltd[3] with ROST CP ("Depo Account")
   - PMTL HOLDING LTD custody (depo) account number with JSC "R.O.S.T. project": D00301844

Share Form of Acceptances must be received by ROST CP, any additional documents must be delivered and the Polymetal shares to which the Share Form of Acceptance relates must be transferred to PMTL Holding's[3] Depo Account **prior to 3pm Moscow time on 21 October 2011**

If you are an Austrian, Russian or UK holder of Polymetal shares, please refer to the ISSF Offer Document section 3 for further information to be provided

Please ensure that your Share Form of Acceptance contains correct and valid instructions for delivery of NewCo shares to which you become entitled

Please consult the ISSF Offer Document and Share Form of Acceptance for more details regarding the ISSF and acceptance procedures

(1) Offer open only to Eligible JSC Polymetal share and GDR holders – resident and/or incorporated outside the Russian Federation, Australia, Canada, Italy and Japan and other jurisdictions in which the making and accepting the ISSF is not permitted by applicable legislation, and certain individuals and legal entities resident and/or incorporated in the Russian Federation provided they are "qualified investors" under the Russian Securities Market Law
(2) If you are a Russian person or entity you will have to provide additional documentation to evidence your eligibility. If you are in Austria you may have to provide additional documentation to evidence your eligibility
(3) Wholly owned subsidiary of NewCo

POLYMETAL 11

Instructions for JSC Polymetal GDR holders

If you are an eligible[1] holder of JSC Polymetal GDRs through Euroclear or Clearstream, in order to accept the Institutional Share Swap Facility, you must:

- Access ISSF documentation through the website: www.polymetalinternational.com

1) **Send an electronic acceptance instruction** ("Electronic Instruction") to the Clearing System (either Euroclear or Clearstream) where your GDRs are held[2]
   - Electronic Instruction should be transmitted by the Clearing System participant which holds your GDRs to the Clearing Systems
   - You or your intermediary should instruct the participant using your usual procedures

2) **Print out, complete and retain a GDR Form of Acceptance and Certification**, but you do not need to submit it in order to accept the ISSF

- The GDRs tendered into the ISSF will be blocked, until the successful completion of the ISSF

Electronic acceptance instructions must be delivered to the Clearing System by the deadlines established by Clearing Systems in order to accept the ISSF **prior to Noon London time on 21 October 2011**

Please note: Check with Clearing Systems for their own deadlines for giving instructions accepting the ISSF

If you are an Austrian, Russian or UK holder of Polymetal GDRs, please refer to the ISSF Offer Document section 3 for further information to be provided[2,3]

Please consult the ISSF Offer Document and GDR Form of Acceptance and Certification for more details regarding the ISSF and acceptance procedures

(1) Offer open only to Eligible JSC Polymetal share and GDR holders – resident and/or incorporated outside the Russian Federation, Australia, Canada, Italy and Japan and other jurisdictions in which the making and accepting the ISSF is not permitted by applicable legislation, and certain individuals and legal entities resident and/or incorporated in the Russian Federation provided they are "qualified investors" under the Russian Securities Market Law

(2) If you are a Russian person or entity you will have to provide additional documentation to evidence your eligibility. If you are in Austria you may have to provide additional documentation to evidence your eligibility

POLYMETAL 12

Trading update

Trading update US$ million 1H 2011 1H 2010 Change, % Gold Sales (k oz) 188 210 (11%) Silver Sales (m oz) 7.3 9.5 (24%) GEO Sales (k oz) 379 366 3% TCC per GEO Ounce1 (US$/oz) 671 544 23% TCC per GEO Ounce1 ex Omolon (US$/oz) 623 535 16% Revenue 545 422 29% Adjusted EBITDA 249 188 32% Net Income 151 85 77% EPS2 0.39 0.24 63% Cash flow from operating activities 80 115 (31%) Capital Expenditure3 203 155 30% Net Debt 920 7854 17% Source: Additional Information Document • Co-product total cash costs per gold equivalent ounce sold • Diluted EPS • Accounts for cash spent on capital expenditure but does not include accounts payable (US$12 million in 1H 2011 associated with the expenditures) • As at 31 December 2010 14

Polymetal cost dynamics in macroeconomic context Co-product TCC (US$/oz) Average US$/RUB exchange rate1 +11% 671 30.7 607 30.1 +2% 544 (7 +12% %) 29.0 28.6 +1% 1H 2010 2H 2010 1H 2011 2H 2011 1H 2010 2H 2010 1H 2011 2H 20113 Co-product TCC ex Omolon (US$/oz) Average oil price (WTI), US$/bbl2 623 587 +6% 98 535 +10% (9 +22% %) 90 81 78 +3% 1H 2010 2H 2010 1H 2011 2H 2011 1H 2010 2H 2010 1H 2011 2H 20113 Source: Additional Information Document, Polymetal, Central Bank of Russia, Thomson Reuters • Based on average exchange rate for the respective period as provided by Central Bank of Russia • Based on average WTI price for the respective period • As at 29 September 2011 15

Compelling growth profile Targeting 1.4moz gold equivalent ounces by 2014E Gold production1, k oz Capital Expenditure2, US$ m 749 654 404 444 411 311 335 2009A 2010A 2011E 2012E 2013E 2014E GEO Silver production1, m oz target of 196 1.4moz 30.1 26.4 118 114 21.5 17.3 17.3 2009A 2010A 2011E 2012E 2013E 2009A 2010A 2011E 2012E 1H 2013E Source: Mineral Experts Reports, Additional Information Document (1) Actual production for 2009 to 1H 2011. 2H 2011 — 2013 forecast based Mineral Expert Reports dated 30 September 2011. 2014E GEO figure based on Polymetal’s strategic guidance assuming 1:60 Ag/Au and 5:1 Cu/Au conversion ratios (2) 2011-2013E budgeted capital expenditure as per the Additional Information Document. Includes development, maintenance and exploration expenditure 16

Positioning of Polymetal International

Leading premium listed precious metals producer…

Market capitalisation, US$bn[1]


17.0
10.1
9.3
9.0
8.7
7.4
6.2
4.4
3.2
2.3
1.8
1.6
Fresnillo
Agnico-Eagle
Eldorado
Polyus Gold Int'l
Randgold
IAMGold
Polymetal Int'l Plc
Centerra
African Barrick
Hochschild
Petro-pavlovsk
Centamin

Total GEO reserves, m oz


81
24
19
17
16
16
15
12
9
9
8
1
Polyus Gold Int'l
Agnico-Eagle
Eldorado
African Barrick
IAMGold
Randgold
Polymetal Int'l Plc
Fresnillo
Petro-pavlovsk
Centamin
Centerra
Hochschild

GEO production (LTM), m oz


1.5
1.1
1.1
1.1
0.7
0.7
0.7
0.6
0.6
0.6
0.4
0.2
Polyus Gold Int'l
Agnico-Eagle
Fresnillo
IAMGold
Polymetal Int'l Plc
African Barrick
Centerra
Eldorado
Petro-pavlovsk
Randgold
Hochschild
Centamin

Total co-product cash costs (1H 2011), US$/oz[2]


430
454
478
509
549
616
652
671
683
699
745
750
Centerra
Fresnillo
Eldorado
Centamin
Hochschild
Polyus Gold Int'l
IAMGold
Polymetal Int'l Plc
Randgold
Petro-pavlovsk
Agnico-Eagle
African Barrick

Source: Companies information. FactSet

Note: GEO using 1:60 Ag/Au and 5:1 Cu/Au conversion ratios. Gold equivalent production ("GEO") including gold and silver for peers

(1) Based on closing share prices as at 29 September 2011. Polyus Gold International market capitalisation based on GDR quotes. Polymetal International based on 339m Polymetal GDRs expected to be transferred under the ISSF, closing JSC Polymetal GDR price as at 29 September 2011 and an expected Public Offering size of US$500m

(2) GEO total co-product cash cost calculated as total cash costs divided by gold equivalent ounces sold. Where applicable reported total cash costs were adjusted to add back the by-product revenue

Premium listed / FTSE 100 | Premium listed / Non FTSE 100 | Other

POLYMETAL

18

...with a leading share price performance Relative share price performance vs. peers over the last 2 years (US$/share) 30 Centerra 168% Polymetal 99% 25 Fresnillo 95% Eldorado 47% 20 Randgold 42% IAMGold 38% Hochschild 36% 15 Polyus1 11% Centamin 1% 10 Agnico-Eagle (13%) African (16%) Barrick2 5 Petropavlovsk (31%) Sep-09 Dec-09 Mar-10 Jun-10 Sep-10 Dec-10 Mar-11 Jun-11 Sep-11 Source: DataStream , Bloomberg as of 29 September 2011 (1) Polyus Gold International based on OJSC Polyus Gold ADR price up to start of trading in Polyus Gold International (applied ratio of 8.57 Polyus Gold International GDRs per each OJSC Polyus Gold ADR prior to commencement of trading in Polyus Gold International GDRs ) (2) African Barrick Gold performance assumed since IPO in March 2010

Additional information related to Polymetal

Asset portfolio overview Mayskoye Omolon Dukat Khakanja Albazino Voro Amursk POX Varvara Production Development

Asset portfolio overview: processing hubs Hub-centred strategy for next generation of assets Centralised processing facilities for treatment of material from other sources Allows management to concentrate on limited number of projects Dukat hub Amursk POX hub Omolon hub 3 underground 225 ktpa POX Kubaka 850 mines processing ktpa mill, 2 open pit facility heap mines 1.5 Mtpa leaching 1.5 mtpa Albazino open 2 open pit concentrator pit mine and mines concentrator 19 GEO koz 350 ktpa cyanide 850 ktpa produced in leaching mill Mayskoye 2010 underground 279 koz GEO mine and produced in concentrator 2010 project Note: GEO — gold equivalent ounces using 1:60 Ag/Au and 5:1 Cu/Au conversion ratios 22

Asset portfolio overview: stand-alone mines Main production sites focused on sizeable stand-alone mining operations Additional satellite deposits Voro Khakanja Varvara 2 open pits 3 open pits 1 open pit CIP plant for Merrill Crowe CIL plant and primary ore processing flotation Heap leaching, plant 98 koz GEO Merrill Crow for 170 koz GEO produced in oxidised ore produced in 2010, including 186 koz GEO 2010 1.9kt of copper produced in 2010 Note: GEO — gold equivalent ounces using 1:60 Ag/Au and 5:1 Cu/Au conversion ratios 23

Contact details for ISSF DF King ROST Corporate Project For questions in relation to accepting For questions in connection with the your JSC Polymetal shares and GDRs Share Forms of Acceptance Moscow: +7 495 663 8012 + 7 495 980 9056 London: + 44 20 7920 9700 depo@rostcp.ru New York: +1 800 290 6431 Polymetal@king-worldwide.com 24